EXHIBIT 4.02
                           FIRST MERCHANTS CORPORATION
                      1999 LONG-TERM EQUITY INCENTIVE PLAN


                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

     Section 1.01. Establishment and Term of Plan. First Merchants Corporation, an Indiana corporation (the "Company"), hereby establishes the First Merchants Corporation 1999 Long-Term Equity Incentive Plan (the "Plan"), effective as of April 14, 1999, subject to the approval of the Plan at the Company's 1999 annual meeting of shareholders by the holders of a majority of the shares of the Company's common stock present and voting at that meeting in person or by proxy.

     Section 1.02. Purpose. The Plan is designed to promote the interests of the Company, its subsidiaries, and its shareholders by providing stock-based incentives to selected Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors who are expected to contribute materially to the success of the Company and its subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interest of Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors in the continued success of the Company. The Company believes that the Plan will assist its efforts to attract and retain quality Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors.


                                   ARTICLE II

                                 ADMINISTRATION

     Section 2.01. Administrative Committee. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

     Section 2.02. Powers of the Committee. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees, Subsidiary Directors and Advisory Directors who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees, Subsidiary Directors and Advisory Directors under the Plan (but not to Non-Employee Directors, who shall receive Director Options in accordance with
Article VI of this Plan), (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards (other than Director Options), (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award

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Agreements  or other  instruments  relating  to  Awards,  and  (viii)  otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

     Section 2.03. Actions of the Committee. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. Members of the Committee who are eligible for Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself; but any such member may be counted in determining the existence of a quorum of the Committee.


                                   ARTICLE III

                                   ELIGIBILITY

     Section 3.01. Employees, Subsidiary Directors and Advisory Directors. Any Employee of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan, and any Subsidiary Director or Advisory Director, shall be eligible for the grant of Awards (other than Director Options). The selection of the Employees, Subsidiary Directors and Advisory Directors to receive Awards (other than Director Options) shall be within the discretion of the Committee. More than one Award may be granted to the same Employee, Subsidiary Director or Advisory Director.

     Section 3.02. Non-Employee Directors. All Non-Employee Directors are eligible for the grant of Director Options, as provided in Article VI of this Plan. Non-Employee Directors are not, however, eligible for the grant of any Awards other than Director Options.


                                   ARTICLE IV

                            SHARES SUBJECT TO AWARDS

     Section 4.01. Number of Common Shares. The shares subject to the Awards and other provisions of the Plan shall be the Company's authorized but unissued, or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of Awards, but not granted, under this Plan in any previous fiscal year; provided that in no event will the number of Common Shares available for the grant of Awards in any fiscal year exceed one-and-one-half percent (1 1/2%) of the Common Shares Outstanding as of the last day of the prior fiscal year. The

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aggregate  number of Common  Shares  that may be issued  under the Plan upon the exercise of  Incentive  Stock  Options is  1,200,000,  as  adjusted  pursuant to
Section 4.02. No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

     The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, shall not reduce the number of Common Shares available for the grant of Awards under this Plan. Common Shares subject to an Award that is forfeited, terminated or canceled without having been exercised shall again be available for grant under this Plan, subject to the limitations noted in the foregoing paragraph of this Section 4.01.

     Section 4.02. Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this Section 4.02 shall be conclusive and binding for all purposes of the Plan.


                                    ARTICLE V

                                     AWARDS

     Section 5.01. Grant of Awards. Awards authorized under this Article V may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     Section 5.02. Types of Awards. Awards may include, but are not limited to, the following:

          (a) Director Option. A right to purchase Common Shares granted to a Non-Employee Director pursuant to Article VI of this Plan.

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          (b) Stock Award.  An Award that is made in Common Shares or Restricted
     Stock or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

          (c) Stock Option. A right to purchase a specified number of Common Shares, during a specified period and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be issued to Employees. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Section 422 of the Code, Section 5.03(f), and this Article V.

     Section 5.03. Terms and Conditions of Awards; Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a) Number of Shares. The Award Agreement shall state, as appropriate, the type and total number of shares granted, and/or the type and total number of shares with respect to which Stock Options are granted.

          (b) Award Prices. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 5.03(f) of this Plan.

          (c) Payment of Exercise Price; Deferral. The exercise price of a Stock Option (other than an Incentive Stock Option), Director Option, and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

          With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award (other than Director Options) may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the payment of some or all of their Awards,

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     as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. The Committee may also establish rules and procedures for
     the   crediting  of  interest  on  deferred   cash  payments  and  dividend
     equivalents on Awards.

          (d) Issuance of Shares and compliance with Securities Laws. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

          (e) Rights as a Shareholder. Unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him or her, and, if payment is required, only after such shares are fully paid.

          (f) Incentive Stock Options. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

          (i) Price. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a 10% shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

          (ii) Exercise Period. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the

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               Participant is a ten percent (10%) shareholder, and not more than ten  (10)  years  from the date the  Incentive  Stock  Option  is
               granted  if  the   Participant   is  not  a  ten  percent   (10%)
               shareholder.

         (iii) Limitation on Grants. No Incentive Stock Option shall be granted under this Plan after April 14, 2009.

          (iv) Limitation on Transferability. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

          (v) Maximum Exercise Rule. The aggregate Fair Market Value (determined at the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000).

          (g) Termination of Awards Under Certain Conditions. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company, engages in any of the following activities without the prior written consent of the Company:

          (i)  Directly   or   indirectly   renders   services   to  or  for  an
               organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

          The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

          (h) Nontransferability. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be

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     transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

     Section 5.04. Election to Defer Grant or Receipt of Award. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program.


                                   ARTICLE VI

                                DIRECTOR OPTIONS

     Section 6.01. Grant of Director Options.

          (a) Administration. A committee formed by only those Directors other than Non-Employee Directors shall have full authority to administer
     Director Options, including authority to require that any Non-Employee Director sign an Award Agreement as a condition of receiving a Director Option.

          (b) Granting of Director Options. Until this Plan is terminated, each individual serving as a Non-Employee Director on July 1 in any year after 1998 shall automatically receive a Director Option, effective on such date.

     Section 6.02. Number of Common Shares Subject to Each Director Option. Each Director Option shall entitle the Non-Employee Director the right to purchase one thousand (1,000) Common Shares on the terms and conditions specified herein.

     Section 6.03. Exercise Price. The exercise price of the Common Shares subject to each Director Option shall be the Fair Market Value of the Common Shares at the date of grant.

     Section 6.04. Date Director Options Become Exercisable. Unless otherwise established by the Board of Directors, each Director Option shall become exercisable in full six (6) months after the date of grant; provided, however, all Director Options shall become exercisable in full (i) upon a Change of Control, (ii) in accordance with the terms of Section 6.06, or (iii) upon attainment by the Non-Employee Director of age 70.

     Section 6.05. Expiration Date. Unless terminated earlier pursuant to the terms of this Plan, each Director Option shall terminate, and the right of the holder to purchase Common Shares upon exercise of the Director Option shall expire, at the close of business on the tenth anniversary date of the date of grant.

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     Section 6.06.  Continuous Service as a Director.  No Director Option may be
exercised unless the Non-Employee Director to whom the Director Option was granted has continued to be a Non-Employee Director from the time of grant through the time of exercise, except as provided in Section 6.04 and this
Section 6.06.

          (a) Retirement or Disability. If the service in office of a Non-Employee Director is terminated due to the retirement or Disability of the Non-Employee Director, the Non-Employee Director, or his legal representative if he or she becomes incapacitated, shall have the right to exercise the Director Option in full prior to the earlier of (i) five (5) years after the date of his or her retirement or Disability, and (ii) the expiration of the Director Option.

          (b) Death. If the service in office of a Non-Employee Director is terminated due to the death of the Non-Employee Director, the Non-Employee Director's estate, executor, administrator, personal representative or beneficiary shall have the right to exercise the Director Option in full prior to the earlier of (i) one (1) year after the date of his or her death, and (ii) the expiration of the Director Option.

          (c) Employed by Company. If a Non-Employee Director ceases to be a Non-Employee Director by reason of his or her employment by the Company or his or her appointment as a Subsidiary Director or Advisory Director, the Director Option granted to that Non-Employee Director shall be treated the same as Non-Qualified Stock Options held by Employees, Subsidiary Directors or Advisory Directors, whichever is applicable, and shall continue to be exercisable prior to the expiration of the Director Option, subject to the limitations on exercise following termination of employment, or termination of service as a Subsidiary Director or Advisory Director, established by the Committee pursuant to Article VIII of this Plan.

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                                   ARTICLE VII
                           TAX WITHHOLDING OBLIGATIONS

     Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.


                                  ARTICLE VIII

             TERMINATION OF EMPLOYMENT OR TERMINATION OF SERVICE AS
                    SUBSIDIARY DIRECTOR OR ADVISORY DIRECTOR

     Section 8.01. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or a Subsidiary terminates for any reason other than Retirement, Disability or death of the Participant, he or she may, but only within the thirty (30)-day period immediately following such termination of employment, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all rights under the Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the Plan.

     Section 8.02. Retirement or Disability. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or any Subsidiary, or his or her service as a Subsidiary Director or Advisory Director, terminates due to Retirement or Disability, the Participant (or if he or she becomes incapacitated, the Participant's legal representative) may, but only within the five (5)-year period immediately following such termination of employment or termination of service, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three
(3)-month period immediately following such Retirement or Disability, and in no event later than the expiration date specified in the Award Agreement. During the remainder of the five (5)-year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

     Section 8.03. Death. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of employment or termination of service as a Subsidiary Director or Advisory Director) while he or she is entitled to exercise an Award, it may be exercised within the one (1) year period immediately following

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the  Participant's  death,  but in no  event  later  than  the  expiration  date specified in the Award Agreement, by the person or persons to whom his or her rights to it shall pass by his or her will or by the applicable laws of descent and distribution; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three (3)-month period immediately following the Participant's death and in no event later than the expiration date specified in the Award Agreement. During the remainder of such one (1) year period (or, if shorter, the exercise period
specified  in  the  Award   Agreement),   the  option  may  be  exercised  as  a
Non-Qualified Stock Option.


                                   ARTICLE IX

                                CHANGE OF CONTROL

     Unless and to the extent the terms and conditions of a Change of Control agreement between the Company and a Participant provide otherwise, in the event of a Change of Control of the Company, (i) all Stock Options then outstanding will become fully exercisable as of the date of the Change of Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change of Control. Any such determination by the Board of Directors that is made after the occurrence of a Change of Control will not be effective unless a majority of the Directors then in office were in office at the beginning of a period of twenty-four (24) consecutive months and the determination is approved by a majority of such Directors.


                                    ARTICLE X

                           AMENDMENT OF PLAN OR AWARDS

     Section 10.01. Amendment, Suspension or Termination of Plan. The Board of Directors may, from time to time, amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation.

     Section 10.02. Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award (other than a Director Option), prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award (other than a Director Option).

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                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01. Governing Law. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

Section 11.02. Rights of Employees. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.


                                   ARTICLE XII

                                   DEFINITIONS

     Section 12.01. Definitions. When capitalized in this Plan, unless the context otherwise requires:

     (a) "Advisory Director" means an advisory director of the Company or any of its Subsidiaries, who is not an Employee or Director of the Company or any of its Subsidiaries.

     (b) "Award" means a grant made to a Participant pursuant to Article V of this Plan.

     (c) "Award Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

     (d) "Board of Directors" means the Board of Directors of the Company, as constituted at any time.

     (e) "Change of Control" means the first to occur of the following events:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or First Merchants Bank, National Association (the "Bank") representing twenty-five percent (25%) or more of the combined voting power of the Company's or Bank's then outstanding securities;

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

          (ii) persons constituting a majority of the Board of Directors of the Company or the Bank were not directors of the Company or the Bank for at least the twenty-four (24) months preceding months;

         (iii) the shareholders of the Company or the Bank approve a merger or consolidation of the Company or the Bank with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Bank or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Bank (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company's assets.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation and Human Resources Committee of the Board of Directors, consisting of two or more Non-Employee Directors who are "non-employee directors" as defined in paragraph (b)(3) of Rule 16b-3.

     (h) "Common Share" means a share of common stock of First Merchants Corporation.

     (i) "Common Shares Outstanding" means the total number of Common Shares outstanding as reflected in the Company's financial statements as of the most recent fiscal year-end.

     (j) "Company" means First Merchants Corporation.

     (k) "Director" means a director of the Company.

     (l) "Director Option" means a right to purchase Common Shares granted to a Non-Employee Director pursuant to Article VI.

     (m) "Disabled" or "Disability" means a permanent disability as defined in the applicable long-term disability plan of the Company; except that "Disabled" or "Disability" with

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

respect to Director Options or Awards made to Subsidiary Directors or Advisory Directors shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

     (n) "Employee" means any individual employed by the Company or any of its Subsidiaries, including officers and Employees who are members of the Board of Directors of the Company or any of its Subsidiaries.

     (o) "Fair Market Value" of a Common Share means the value of the share on a particular date, determined as follows:

          (i) if the stock is not listed on such date on any national securities exchange, the average between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by NASDAQ, or other similar service selected by the Committee;

          (ii) if the stock is listed on such date on one (1) or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system, or, if such system does not cover the stock, the last reported sale price of a share on such date on the principal national securities exchange on which the stock is listed, or, if no sale of the stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be; or

         (iii) if the stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee, on a basis consistent with regulations under the Code.

     (p) "Incentive Stock Options" means stock options issued to Employees which qualify under and meet the requirements of Section 422 of the Code.

     (q) "Non-Employee Director" means any Director of the Company who is not an Employee of the Company or any of its Subsidiaries.

     (r) "Non-Qualified Stock Options" means stock options which do not qualify under or meet the requirements of Section 422 of the Code.

     (s) "Participant" means any person to whom an Award has been granted under this Plan.

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

     (t) "Plan" means this First Merchants Corporation 1999 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on February 9, 1999, as such Plan from time to time may be amended as herein provided.

     (u)   "Restricted   Stock"  means  an  Award  of  Common  Shares  that  are
nontransferable and are subject to a substantial risk of forfeiture.

     (v) "Retirement", in the case of an Employee, means the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability after the day on which the Employee has attained age 55.

     (w)  "Rule  16b-3"  means  Rule  16b-3  of  the   Securities  and  Exchange
Commission, under the Securities Exchange Age of 1934, as amended.

     (x) "Stock Options" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

     (y) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

     (z) "Subsidiary Director" means a director of a Subsidiary of the Company, who is not a Director of the Company or an Employee of the Company or any of its Subsidiaries.

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